                                  SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12


                           NORTEL NETWORKS CORPORATION
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     3)   Filing Party:
     ---------------------------------------------------------------------------
     4)   Date Filed:
     ---------------------------------------------------------------------------

                               INDEX TO DOCUMENTS



1. Letter dated February 14, 2003, of Douglas C. Beatty, chief financial officer of Nortel Networks Corporation, to employees describing proposed reverse stock split.

2. Questions and answers for employees regarding proposed reverse stock split posted on Nortel Networks intranet (February 14, 2003).

3. Questions and answers regarding proposed reverse stock split posted on Nortel Networks investor relations website (February 14, 2003).

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

NORTEL NETWORKS REVERSE STOCK SPLIT

               A LETTER TO EMPLOYEES - FRIDAY, FEBRUARY 14, 2003

As announced today, we intend to ask Nortel Networks Corporation's shareholders at the upcoming Annual and Special Meeting of Shareholders to give our Board of Directors the discretion to implement a consolidation of all issued and outstanding common shares - more commonly called a reverse stock split. This action follows our announcement last September of our plan to implement a reverse stock split. As a follow up to a message you received last fall on this subject, I want to explain to you why we are taking this action and what it means to the Company and to you.

Because market conditions tend to fluctuate, and to achieve the best possible results, we are asking shareholders to give the Board flexibility with respect to implementing a reverse stock split, setting the consolidation ratio, and setting the timing of a reverse stock split. More specifically, we are asking shareholders to give our Board the authority to implement a reverse stock split with a ratio ranging from 1-for-5 to 1-for-10. We are also asking that the Board be given up to approximately one year to exercise this authority. Alternatively, if the Board were to determine that such an action were no longer in the best interest of the Company and its shareholders, it would have the authority not to implement a reverse stock split.

Nortel Networks is taking this action for three reasons: First, the Board believes that it is in the interest of shareholders of the Company for the Board to have the discretion to implement a share consolidation to return the Company's share price to a level that is typical of other major widely-owned public companies. At the same time, a share consolidation would better position the Company to comply with the New York Stock Exchange's minimum stock price conditions in order that the common shares of the Company will not be delisted from that exchange.

Second, the Board also believes that the higher share price resulting from the consolidation may meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their investing guidelines from investing in the Company's common shares at current price levels.

Third, the Board believes that the Company's shareholders should benefit from relatively lower trading costs for a higher priced stock. The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of the Company's common shares.

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

Shareholders will vote on the proposal on April 24, 2003 at the Annual and Special Meeting of Shareholders to be held in Ottawa. If approved by shareholders, our Board will have flexibility to act in the best interests of our Company and our shareholders over the course of approximately the next year.

If and when the Board determines to implement a reverse stock split, details will be communicated as quickly as possible. In the meantime, I realize that you may have questions about a potential reverse stock split and how it might impact you. In anticipation of those questions, we have created a special Website with Q&As and links to other information at http://emplcomms.ca.nortel.com/emplcomms/sun/home.html . In addition, for more detailed information regarding the reverse stock split proposal, please refer to the preliminary proxy circular and proxy statement when it is filed with the U.S. Securities and Exchange Commission at http://www.nortelnetworks.com/corporate/investor/sec.html . The document will be posted as PRE 14A.

In closing, let me thank you again for your hard work and dedication through some very challenging times. Because of your determination and hard work, we continue to make good progress on our immediate goal to drive to pro forma profitability by the end of 2Q 2003. I urge you to stay focused on our return to profitability, customer engagement, and quality across the board.

Doug Beatty

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.


Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------


NORTEL NETWORKS REVERSE STOCK SPLIT

                      QUESTIONS AND ANSWERS FOR EMPLOYEES
                              (FEBRUARY 14, 2003)

1. WHAT IS A REVERSE STOCK SPLIT?

In general, a share consolidation, or reverse stock split, reduces/consolidates the total number of issued and outstanding common shares. As a result of the reduction in the number of common shares, the price per common share will increase upon the reverse stock split. A reverse stock split does not change the rights of holders of common shares.

Example: In the event that the Board of Directors chooses to implement a 1-for-5 reverse stock split, every 5 common shares would become one common share (disregarding fractions) as a result of the reverse stock split. The price of each common share would increase accordingly at the time of the split; however, there is no assurance that the post-reverse stock split price will be equal to or greater than 5 times the pre-reverse stock split price.

2. IS NORTEL NETWORKS GOING TO IMPLEMENT A REVERSE STOCK SPLIT?

Nortel Networks is asking its shareholders to vote on a special resolution giving the Board the authority to implement a consolidation of its common shares and to select the consolidation ratio between a range of 1-for-5 and 1-for-10, until April 15, 2004.

If the special resolution is approved, the consolidation will be implemented, if at all, only upon a determination by the Board, in its sole discretion, that the consolidation is in the best interests of the Company and its shareholders at that time. In connection with any determination to implement a consolidation, the Board will determine the timing and select the specific ratio from within the range of ratios set forth in the special resolution (between 1-for-5 and 1-for-10).

The Board's selection of the specific ratio will be based primarily on the price level of the Company's common shares at that time and the expected stability of that price level.

3. WHY ARE WE ASKING SHAREHOLDERS TO CONSIDER THIS PROPOSAL?

Nortel Networks is taking this action for three reasons: First, the Board believes that it is in the interest of shareholders of the Company for the Board to have the discretion to implement a share consolidation to return the Company's share price to a level that is typical of other major widely-owned public companies. At the same time, a share consolidation would better position the Company to comply with the New York Stock Exchange's minimum stock price conditions in order that the common shares of the Company will not be delisted from that exchange.

Second, the Board also believes that the anticipated higher share price resulting from the consolidation may meet investing guidelines for certain institutional investors and investment

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.


Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

funds that are currently prevented under their investing guidelines from investing in the Company's common shares at current price levels.

Third, the Board believes that the Company's shareholders should benefit from relatively lower trading costs for a higher priced stock. The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of the Company's common shares.

4. WHEN WOULD A REVERSE STOCK SPLIT BECOME EFFECTIVE?

Assuming the receipt of the necessary approvals, including shareholder and regulatory approvals, a reverse stock split would only become effective after the Board makes the decision to implement a reverse stock split. At this time, the Board has not decided to implement a reverse stock split.

5. DOES THIS IMPACT ALL NORTEL NETWORKS EMPLOYEES?

A reverse stock split would affect all holders of Nortel Networks common shares (whether they hold common shares directly, through their brokers, or in a Nortel Networks investment plan) and Nortel Networks stock options and other stock-based securities.

6. HOW WILL THIS AFFECT THE PRICE OF MY COMMON SHARES?

If implemented, as a result of the reduction in the number of Nortel Networks common shares at the time of the reverse stock split, the price per Nortel Networks common share will increase. However, there is no assurance that the post-reverse stock split price will be equal to or greater than the consolidation ratio multiplied by the pre-reverse stock split price.

7. WHAT DOES THIS MEAN TO EMPLOYEE STOCK OPTION HOLDERS?

If implemented, the reverse stock split will also apply to all stock option holders in all Nortel Networks and assumed plans, irrespective of employee status, and in all countries. More information will be provided on the impact and the associated processes, if and when a conversion ratio is determined. The following simple example is provided as a general illustration:

Example: In a 1-for-5 reverse stock split, the number of outstanding options would be divided by 5 and the grant price would be multiplied by 5 (disregarding fractions) as a result of the reverse stock split, in accordance with the terms of the applicable plans.

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.


Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

8. CAN I EXERCISE MY VESTED OPTIONS BETWEEN NOW, THE DATE OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS, THE ANNOUNCEMENT OF ANY ACTUAL REVERSE STOCK SPLIT, AND ITS EFFECTIVE DATE? AND, CAN I MAKE TRANSACTIONS IN OTHER PLANS THAT INCLUDE NORTEL NETWORKS SHARES OR UNITS BETWEEN NOW AND THE EFFECTIVE DATE?

Yes, you can make any transaction normally permitted under the terms of the plans between now and the effective date of any reverse stock split. Employees who are under trading restrictions should ensure that they continue to comply with those trading restrictions.

9. CAN I OPT OUT OF A REVERSE STOCK SPLIT?

No. If implemented, all Nortel Networks common shares, stock options, and stock-based securities will be subject to the reverse stock split. Stock options are a right to acquire common shares of Nortel Networks and are governed by, and will be adjusted in accordance with, the terms and conditions of the applicable plans.

10. WHAT ARE THE RISKS ASSOCIATED WITH A REVERSE STOCK SPLIT?

There can be no assurance that the total market capitalization of the Company's common shares immediately after the proposed consolidation will be equal to or greater than the total market capitalization immediately before the proposed consolidation or that the per share market price of the Company's common shares immediately following the consolidation will either equal or exceed the per share market price, immediately before the consolidation.

If the consolidation is implemented, the resulting per share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors, and consequently, the trading liquidity of the Company's common shares may not improve.

A decline in the market price of the Company's common shares after the consolidation may result in a greater percentage decline than would occur in the absence of a consolidation, and the liquidity of the common shares could be adversely affected following such a consolidation.

For more detailed information regarding the reverse stock split, you should refer to the preliminary proxy circular and proxy statement when it is filed with the U.S. Securities and Exchange Commission at http://www.nortelnetworks.com/corporate/investor/sec.html. The document will be posted as PRE 14A.

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

NORTEL NETWORKS

REVERSE SPLIT FAQS

1. WHAT DOES THIS ANNOUNCEMENT MEAN?

Nortel Networks Corporation has announced that it intends to ask its shareholders to approve a special resolution at its Annual and Special Meeting of Shareholders to be held on April 24, 2003 giving its Board of Directors the discretion to implement a consolidation of its common shares. In general, a share consolidation, or reverse stock split, reduces/consolidates the total number of issued and outstanding common shares. As a result of the reduction in the number of common shares, the price per common share will increase. However, there is no assurance that the post-reverse stock split price will be equal to or greater than the consolidation ratio multiplied by the pre-reverse stock split price. A reverse stock split does not change the rights of the holders of common shares.

2. WHY ARE WE ASKING SHAREHOLDERS TO CONSIDER THIS PROPOSAL?

Nortel Networks is taking this action for three reasons: First, the Board believes that it is in the interest of shareholders of the Company for the Board to have the discretion to implement a share consolidation to return the Company's share price to a level that is typical of other major widely-owned public companies. At the same time, a share consolidation would better position the Company to comply with the New York Stock Exchange's minimum stock price conditions in order that the common shares of the Company will not be delisted from that exchange.

Second, the Board also believes that the anticipated higher share price resulting from the consolidation may meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their investing guidelines from investing in the Company's common shares at current price levels.

Third, the Board believes that the Company's shareholders should benefit from relatively lower trading costs for a higher priced stock. The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of the Company's common shares.

3. IS NORTEL NETWORKS GOING TO IMPLEMENT A REVERSE STOCK SPLIT?

Nortel Networks is asking its shareholders to vote on a special resolution giving the Board the authority to implement a consolidation of its common shares and to select the consolidation ratio between a range of 1-for-5 and 1-for-10 until April 15, 2004.

If the special resolution is approved, the consolidation will be implemented, if at all, only upon a determination by the Board, in its sole discretion, that the consolidation is in the best interests of the Company and its shareholders at that time. In connection with any

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

determination to implement a consolidation, the Board will determine the timing and select the specific ratio from within the range of ratios set forth in the special resolution (between 1-for-5 and 1-for-10).

The Board's selection of the specific ratio will be based primarily on the price level of the Company's common shares at that time and the expected stability of that price level.

4. WHEN WOULD A REVERSE STOCK SPLIT BECOME EFFECTIVE?

Assuming the receipt of the necessary approvals, including receipt of shareholder and regulatory approvals, the reverse stock split would only become effective after the Board makes the decision to implement a reverse stock split. At this time, the Board has not decided to implement a reverse stock split.

5. WHAT LEVEL OF SHAREHOLDER APPROVAL IS REQUIRED FOR THIS TRANSACTION?

The reverse stock split must be approved by not less than two-thirds of the votes cast by the common shareholders at the meeting.

6. HOW WILL THIS AFFECT THE PRICE OF YOUR COMMON SHARES?

If implemented, as a result of the reduction in the number of Nortel Networks common shares at the time of the reverse stock split, the price per Nortel Networks common share will increase. However, there is no assurance that the post-reverse stock split price will be equal to or greater than the consolidation ratio multiplied by the pre-reverse stock split price.

7. WHAT ARE YOU DOING TO INCREASE THE PRICE OF YOUR COMMON SHARES?

The price for a company's common shares is dependent on a number of factors, some of which are under its control and some of which are not. Nortel Networks is focused on its business plan to return to profitability and its continued industry leadership.

8. WOULD A SHARE BUY-BACK PROGRAM ACCOMPLISH THE SAME THING? WHY DIDN'T YOU OPT FOR THIS TYPE OF SHARE PRICE BOOSTER?

Our goal of returning to profitability includes a stringent cash management focus. We believe a reverse stock split is the best course of action at this time.

9. DOES THIS IMPACT REGISTERED SHAREHOLDERS? BENEFICIAL SHAREHOLDERS? DRIP PARTICIPANTS? CONVERTIBLE NOTES DUE AUGUST 2008? EQUITY UNITS? PURCHASE CONTRACTS?

A reverse stock split would affect all holders of Nortel Networks common shares (whether they hold common shares directly, through their brokers, or in a Nortel Networks investment plan) and Nortel Networks stock options and other stock-based securities.

--------------------------------------------------------------------------------
In connection with the solicitation of proxies with respect to the 2003 annual meeting of shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.
--------------------------------------------------------------------------------

With respect to purchase contracts, the value of the purchase contracts will remain unchanged at the time of the reverse stock split, if approved. However, the purchase contracts are tradable instruments, and consequently we can provide no assurance as to how they would trade after a reverse stock split.